Exhibit 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Current Report on Form 8-K to be filed on or about January 21, 1997, of United Dominion Realty Trust, Inc. of our report dated January 30, 1996, with respect to the consolidated financial statements and schedule of South West Property Trust Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the following Registration Statements of United Dominion Realty Trust, Inc. and in the related Prospectuses of our report dated January 30, 1996, with respect to the consolidated financial statements and schedule of South West Property Trust Inc. for each of the three years in the period ended December 31, 1995, incorporated by reference in this Current Report on Form 8-K to be filed on or about January 21, 1997.

Registration Statement Number                   Description
-----------------------------                   -----------
        33-40433 Form S-3, pertaining to the private placement of 900,000 shares of the Company's common stock in May, 1991

        33-32930 Form S-3, pertaining to the Company's Dividend Reinvestment and Stock Purchase Plan

        33-48000 Form S-8, pertaining to the Company's Stock Purchase and Loan Plan

        33-47296                Form S-8, pertaining to the Company's Stock
                                Option Plan

        33-58201                Form S-8, pertaining to the Employees' Stock
                                Purchase Plan

        33-55159 Form S-3, Shelf Registration Statement, pertaining to $400 Million of Common Stock, Preferred Stock and Debentures.

        33-64275 Form S-3, Shelf Registration Statement pertaining to the registration of $462.3 million of Common Stock, Preferred Stock and Debt Securities

        333-11207               Form S-3, Shelf Registration Statement,
                                pertaining to the private placement of 1,679,840 shares of the Company's Common Stock in August
                                1996.

        333-15133               Form S-3, pertaining to the Company's Dividend
                                Reinvestment and Stock Purchase Plan.



                                                ERNST & YOUNG LLP


Dallas, Texas
January 20, 1997